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                                                                      EXHIBIT 23

                         CONSENT OF EXPERTS AND COUNSEL

CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-44423) pertaining to the 1991 Long-term Incentive Plan, in the Registration Statement (Form S-8 No. 33-56403) pertaining to the 1994 Long-term Incentive Plan, in the Registration Statement (Form S-8 No. 333-36743) pertaining to the 1997 Long-term Incentive Plan of Milacron Inc., and in the Registration Statement (Form S-8 No. 333-70733) pertaining to the Milacron Inc. Plan for the Deferral of Director's Compensation, of our report dated February 10, 2004, except for the "Subsequent Events" note as to which the date is March 13, 2004, with respect to the consolidated financial statements and schedule included in this Annual Report (Form 10-K) of Milacron Inc. for the year ended December 31, 2003.

                                          /s/ Ernst & Young LLP

Cincinnati, Ohio
March 15, 2004